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                                                                   EXHIBIT 1(c)


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                             ARTICLES OF AMENDMENT
                                     OF THE
                           ARTICLES OF INCORPORATION

                           PACIFIC GLOBAL FUND, INC.

         Pacific Global Fund, Inc., a Maryland corporation (the "Corporation"), having its principal office in Baltimore City, Maryland, hereby certifies that:

         First: The Corporation's Board of Directors in accordance with Section 2-605(a)(4) of the Maryland General Corporation Law and the Seventh Article of the Corporation's Articles of Incorporation has adopted a resolution changing the name of the Income Fund, a series of the Corporation, to the Income and Equity Fund.

         Second: The amendment was approved by a majority of the entire Board of Directors of the Corporation.

         Third: The amendment is limited to a change expressly permitted by
         Section 2-605 of the Maryland General Corporation Law.

         Fourth: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.



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         IN WITNESS WHEREOF, Pacific Global Fund, Inc. has caused these
Articles of Amendment to be executed by its President and attested by its Secretary on the 28th day of June, 1997.

                                        PACIFIC GLOBAL FUND, INC.

Attest:  /s/ Victoria Breen             By:  /s/ George A. Henning
         ------------------                  ---------------------
          Victoria Breen                     George A. Henning
          Assistant Secretary                Chairman of the Board of Directors

                                                   /s/ Thomas H. Hanson
                                                   --------------------
                                                   Thomas H. Hanson
                                                   Vice President

         The undersigned, President of Pacific Advisors Fund, Inc., who executed on behalf of said Corporation the foregoing Articles of Amendment of the Articles of Incorporation of which this certification is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth herein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                        /s/ George A. Henning
                                        ---------------------
Dated: June 28, 1997                    George A. Henning, President



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